                                SCHEDULE 14A
                               (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                      SYS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
             Common Shares
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
             3,138,786
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                         SYS
                           6363 Greenwich Drive, Suite 200
                             San Diego, California  92122
                                    (619) 587-0484


                  NOTICE OF THE 1997 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON JANUARY 8, 1998



To the Holders of Common Stock of SYS:


    The 1997 Annual Meeting of Shareholders of SYS (the "Company") will be held at the La Jolla Marriott, located at 4240 La Jolla Village Drive, La Jolla, California 92037, on Thursday, January 8, 1998, at 1:00 p.m., local time, to consider the following business:

    1. To elect a Board of nine Directors to serve for the ensuing year and until their respective successors are elected;

    2. To approve the appointment of J.H. Cohn LLP, public accountants, as independent public auditors to examine the accounts of the Company for the Fiscal Year 1998;

    3.   To amend the SYS 1997 Incentive Stock Option and Restricted Stock
         Plan;

    4. To amend the Article Fifth of the Articles of Incorporation to increase the number of authorized Common Shares from 6.0 million to 12.0 million Common Shares.

    The Board of Directors has fixed October 10, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the 1997 Annual Meeting of Shareholders and at any adjournment thereof.

    All Shareholders are cordially invited to attend the 1997 Annual Meeting of Shareholders in person. Whether or not you plan to attend, please date, sign, and promptly return the enclosed Proxy in the enclosed self-addressed envelope in order that your shares are represented at this meeting and to ensure a quorum. If you are able to attend in person, we will cancel the Proxy at your request.

                             By Order of the Board of Directors

                             /s/ W. GERALD NEWMIN

San Diego, California            W. Gerald Newmin
November 14, 1997                Secretary

                                      SYS

                                PROXY STATEMENT

                              GENERAL INFORMATION

     THE ACCOMPANYING PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF SYS (the "Company") to be used at the 1997 Annual Meeting of Shareholders to be held at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California 92037 on Thursday, January 8, 1998, at 1:00 p.m., local time. The approximate mailing date of this proxy statement and the accompanying proxy and annual report is December 3, 1997.

     When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the 1997 Annual Meeting of Shareholders in accordance with any directions noted thereon. If no direction is indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder signing and delivering a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it, or a duly executed proxy bearing a later date. Any shareholder attending the meeting in person may withdraw his proxy and vote his shares.

     The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by mail provided, however, that, if necessary, officers and regular employees of the Company may make solicitations of proxies personally or by telephone or telegram, but such persons will not be specially compensated for such services. The Company may also reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

                                 VOTING RIGHTS

     The only voting securities of the Company consists of Common Stock. Holders of record of Common Stock on October 10, 1997 will be entitled to vote at the 1997 Annual Meeting of Shareholders. On that date, there were 3,138,786 shares of Common Stock outstanding. Each share is entitled to one vote on all matters to come before the meeting, except that cumulative voting may be used in the election of directors. Under California law, each shareholder may cumulate his votes for candidates placed in nomination prior to the voting for directors. Under cumulative voting, each shareholder may vote for a single candidate, or distribute votes among the candidates as such shareholder chooses, a number of votes equal to the number of candidates (nine (9) at this meeting) multiplied by the number of shares held by such shareholder. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting. No shareholder shall be entitled to cumulate votes unless the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all shareholders must cumulate their votes for candidates in nomination, except to the extent that a shareholder withholds votes from the nominees. The proxy holders named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights with complete discretion in voting the shareholder's shares. Directors shall be elected by a plurality of the votes cast.

                             ELECTION OF DIRECTORS

     On October 28, 1997, by written consent, a majority of the holders of SYS stock then outstanding resolved to increase the maximum number of directors authorized to serve on the Board of Directors from eight (8) to nine (9) directors. An Amendment to the Articles of Incorporation was filed with the Secretary of State of California on November 7, 1997.


     At the 1997 Annual Meeting of Shareholders, nine directors are to be elected. Each director will serve until the next Annual Meeting and until his successor has been elected and qualified. All of the nominees described in this Proxy Statement, except Mr. Richard W. Wood, are currently serving as members of the Board of Directors. The Company knows of no reason why the nominees would not be available for election and would not be able to serve.

     In the absence of instructions to the contrary, the shares represented by the proxies delivered to the Board of Directors will be voted for the nine nominees for election as Directors of the Company. If any such nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee, if any, designated by the Board of Directors or, if none is so designated, will be cast according to the judgment in such matters of the person or persons voting the Proxy.


     Proxies solicited by the Board of Directors cannot be voted for more than nine nominees for directors.

     The table immediately below contains pertinent information concerning the nominees and is followed by a brief biography of each nominee:


                                                                      DATE ELECTED      OTHER
NAME                      AGE      PRINCIPAL OCCUPATION               DIRECTOR          DIRECTORSHIPS
----                      ---      --------------------               --------          -------------
Paul I. Anderson           61      President & CEO                    Oct.  4, 1996     Strategic Catalysts, Inc.
(2) (3)                            of Strategic Catalysts, Inc.

Robert E. Carroll          75      Executive Consultant               Oct.  19, 1993    Sedona Cultural Park, Inc.;
(1) (4)                            Chairman or ENTRE                                    ENTRE International, Inc.
                                   International, Inc.

Lawrence L. Kavanau        71      Chief Financial Officer of the     Sept. 7, 1966     None
(1) (3)                            Company

L. Randolph Knapp          60      Chairman of UniPrise Systems,      Aug. 20, 1997     Storage Concepts
                                   Inc.; Knapp Consulting
                                   Group

Robert D. Mowry            41      Chairman and CEO of the            Mar. 21, 1997     Big Canyon Investments, Inc.,
                                   Company, CEO of                                      North American Timeshare,
                                   UniPrise Systems, Inc., President                    Inc., Photonics Laboratories,
                                   of North American Timeshare, Inc                     Inc .
                                   dba United Computer Systems, Inc.,
                                   President of American Technology
                                   Investment, Inc.

W. Gerald Newmin           60      Chairman and CEO of Exten          Oct.  19, 1993     Exten Industries, Inc., Occu-
(1) (2) (3)                        Industries, Inc                                       Med, Inc., Greene International,
                                                                                         Inc., Caldwell Industries, Inc.,
                                                                                         Int'l Forum  of Corporate Directors

Charles E. Vandeveer       55      Vice-President of Operations       Mar. 21, 1997      Naval Construction Battalion
                                   of the Company                                        Center Credit Union

Charles H. Werner          70      Consultant                         Mar.  6, 1989      None
(2) (4)

Richard W. Wood            44      Vice-President, American           Oct. 15, 19971     None
                                   Technology Investments, Inc.


(1) Member of Nomination and Compensation Committee
(2) Member of Audit and Finance Committee
(3) Member of Planning and Acquisition Committee
(4) Member of Contracts and Legal Committee


(1) On October 15, 1997 the Board of Directors elected Richard Wood to fill the vacancy for the ninth director, subject to the amendment of the Articles of Incorporations by the Shareholders.

     Mr. Paul I. Anderson was elected to the Board of Directors on October 4, 1996, and served as Acting Chairman of the Company from March 21, 1997 to July 31, 1997. Mr. Anderson is President and CEO of Strategic Catalysts, Inc., an international strategic consulting organization. In 1983 and 1984, Mr. Anderson was Division Vice President of RCA Video Disc Operations. From 1979 to 1983 he was Senior Vice President and General Manager of Rayovac Corporation, a manufacturer of primary power sources and lighting devices.
In this capacity, Mr. Anderson was responsible for the restructuring of North American Operations which included product development, eight manufacturing facilities, ten distribution centers, and a direct sales force. From 1956 to 1979 he was with the 3M Company in various management capacities including engineering, marketing, business development, and general management. These responsibilities included four years as General Manager, 3M Europe, where he was responsible for the manufacture and sales of 3M's optical and magnetic systems and media throughout Western Europe, Eastern Europe, and the Middle East. Mr. Anderson's educational background includes an engineering degree from Oregon State University and graduate business studies at Boston University.

     Mr. Robert E. Carroll is a Consultant on Corporate and Program Management, Professional Seminar Leader on Government Contracting, Chairman of ENTRE International, Inc., which provides international market and financial expansion services to small and medium-sized companies in high-growth markets, and is a member of the Board of Sedona Cultural Park. He was President, Chief Executive Officer, Chief Financial Officer and a Director of the Company from March 1984 to March 1989. Prior to joining the Company, he served as President of the Systems Management and Engineering Corporation (SMEC), a Burroughs company. In 1978, he formed that organization as the Energy and Environment Division of the System Development Corporation (SDC). From 1962 to 1978, he had been Vice President and President of other SDC operations. Mr. Carroll has over 40 years of industrial and government management experience, including a number of successive Vice President assignments at North American Rockwell, Space Division; and procurement, pricing and other management executive positions with Sperry Utah Company (Sperry-Rand) and the Hughes Aircraft Company.
Prior to that, he served as the Civilian Executive Officer and Principal Contracting Officer of the Pittsburgh Ordnance District of the United States Army. He received his Bachelors degree from Duquesne University and his Doctor of Jurisprudence degree from the University of Pittsburgh and was a practicing attorney in the Commonwealth of Pennsylvania.

     Dr. Lawrence L. Kavanau is the Founder and served as President of the Company from the Company's formation in 1966 until June 1975. He has been a Director of the Company continuously since 1966. He was elected Chairman of the Board, Chief Executive Officer and Chief Financial Officer by the Board of Directors on November 19, 1993 and remained Chairman until March 21, 1997, and CEO until July 31, 1997. From June 1975 to November 1993, he was a business and management consultant and Principal Associate of Kavanau & Associates. He served as Corporate Secretary for the Company from June 25, 1992 to November 19, 1993. From January 1989 to December 1992, he was President of Golf Lake Development, Inc. He was Chairman and Chief Executive Officer of Team Austin, Inc., a computer software and contract programming company located in San Diego, until December 1988. From February 1978 to February 1980, Dr. Kavanau also was Executive Vice President and Chief Financial Officer of Spatial, Inc., a manufacturer of pre-amplifiers. From August 1978 to January 1985, Dr. Kavanau was President of SKC Research, Inc., a company engaged in contracted research. Dr. Kavanau was a member of the Board of Directors of SKC Research, Inc. from August 1978 to February 1986. He was a member of the group which, in 1956, formed Aeronutronics Division of Ford Motor Company. He subsequently served in the Department of Defense responsible for DOD's interests in space research and development activities and was the Department's principal liaison with NASA. Prior to his founding of the Company, he was Executive Vice President - Technical of the North American Aviation (now Rockwell International) Space and Information Systems Division, and Assistant to the President, North American Aviation.

     Mr. L. Randolph Knapp was elected to the Board of Directors on August 20, 1997. He is Chairman of UniPrise Systems, Inc., a developer of software for commercial computer systems, and a principal of Knapp Consulting Group, which provides strategic and business planning to a large variety of
companies (including UniPrise Systems, Inc.).   Mr. Knapp serves as an
advisory board member of the board of directors of the National Bank of Southern California, and as a Commissioner to the California Commission for the Teaching Profession. From 1989 to 1993, Mr. Knapp was Chief Operating Officer and Director of RDI Computer Corp., a company which he founded and which was a developer of SUN portable workstations. Mr Knapp was co-founder and senior partner of Stein Knapp Associates, a management consulting company, and senior partner of CAI, a business development corporation located in Mexico City. He was CFO and a member of the Board of Directors of Wilson Laboratories, founder and CEO of Wespercorp, past Chairman of the Board of Quality Education Project, a non-profit corporation, past Chairman of the American Electronics Association-Orange County (California) chapter, and past member of the Board of PCC, a computer retailer. Mr. Knapp graduated from the Business School of College of San Mateo in 1970.

     Mr. Robert D. Mowry was elected to the Board of Directors on March 21, 1997, and became the Company's Chairman of the Board and Acting Chief Executive Officer effective August 1, 1997. Mr. Mowry is also Chief Executive Officer of UniPrise Systems, Inc., which is engaged in the
development and marketing of proprietary software products.   Mr. Mowry is
the founder of Big Canyon Investments, Inc., which was formed for investment and management of investments and which was sold to UniPrise Systems, Inc. in December, 1996. He is also President of North American Timeshare, Inc., dba United Computer Systems, a computer hardware and software company. In 1983, Mr. Mowry was founder and President of Personal Computer Centre, which was a retail outlet for Compaq, IBM and Apple Computers. He sold his interest in this company in 1985. Prior to this, in 1974, Mr. Mowry founded California Minicomputer Systems, Inc. (CMS), which installed on-line distributed computer systems to large corporations. In 1982, he sold CMS to a computer electronics manufacturer and remained President of CMS until 1984, overseeing operations of the subsidiary company including new business activities with the Federal Aviation Administration.

     Mr. W. Gerald Newmin is the principal of Newmin Associates specializing in mergers and acquisitions and the operational management of turnaround companies. Mr. Newmin is currently Chairman and Chief Executive Officer of Exten Industries, Inc., a publicly held bio-medical company and serves on the Board of Directors of Occu-Med, Inc., a managed health care company, Greene International West, Inc., and Caldwell Industries, Inc., both industrial manufacturing companies. Mr. Newmin is also currently Chairman of
International Forum of Corporate Directors, a non-profit organization.   He
was President of HealthAmerica Corp. which grew to over $500 million annually and the company was the first in its industry to be listed on the New York Stock Exchange. Mr. Newmin was President of the International Silver Company, a diversified multi-national manufacturing company which he restructured. He was Vice President and Regional Director for American Medicorp, Inc. In this capacity Mr. Newmin was responsible for the management of 23 acute care hospitals located throughout the Western United States. Mr. Newmin was instrumental in Whittaker Corporation's entry into both the United States and International health care markets. At Whittaker, Mr. Newmin has held various other senior executive positions, including those of Chief Executive Officer of Whittaker's Production Steel Company, Whittaker Textiles Corporation, Trojan Yacht Corporation and Anson Automotive Corporation. Mr. Newmin holds a Bachelors degree in Accounting from Michigan State University.

     Mr. Charles E. Vandeveer is Vice President, Director of Operations of the Company's contractual endeavors with the United States Navy. Mr. Vandeveer has held various management, supervisory, administrative and project positions since he joined the Company is 1987. He is a retired Commander, United States Navy, Supply Corps. Mr. Vandeveer served as a Director of Naval Supply Centers and Supply Annexes, managing material operations and ship repairable programs. He was also a Ship Superintendent/Type Desk Officer, responsible for coordinating Naval Shipyard repairs and overhauls. Mr. Vandeveer has brought his valuable Navy experience to the Company and has put it to work expanding the Company's presence in the Oxnard area. He has organized and directed large scale management studies and supervised subcontractors with various firms. Mr. Vandeveer received his Bachelors degree in Agricultural Industries from Southern Illinois University in 1963, and has held a Designated Financial Planner Certification from UCLA since 1989.

     Mr. Charles H. Werner has been an independent consultant since August 1995 when he resigned his position with the Company as President - Administration, which position he held since November 1993. From August 1992 to November 1993 he was President and Chief Operating Officer. From January 1992 to August 1992 Mr. Werner was President, and from March 1989 to January 1991 he served as the Company's President, Chief Executive Officer and Chief Financial Officer. Prior to joining the Company, he served as Executive Vice President of Arrowsmith Industries, Inc., a wholly owned subsidiary of KDT Industries, Inc., of Austin, Texas. In 1986 and 1987, Mr. Werner served as a consultant to the Strategic Defense Initiative Organization in Washington, D.C. Previously, he had been a management consultant; Vice President of Marketing and Advanced Programs for Convair, San Diego, California; Executive Vice President, Defense Systems, Emerson Electric Company; and Vice President and Chief Operating Officer of SSP Industries, Inc., Burbank, California. He received his engineering degrees from Washington University in St. Louis, Missouri and Ohio State University in Columbus, Ohio.

     Mr. Richard W. Wood is Vice-President of American Technology Investments, Inc., a company involved in the management and development of investment strategies and opportunities. From 1994 to 1997, Mr. Wood was Chief Operating Officer and Executive Vice-President of Concepts 4, Inc., responsible for instituting financial and accounting systems, restructuring management, planning and forecasting procedures, and management of strategic investments in market instruments and real estate. From 1989 to 1994 he was President of Spencer Mortgage Corporation, a company involved in real estate equity participations, commercial and residential lending, joint venture consulting, and residential loan underwriting. Mr. Wood was President of First Kansas City Group's investment banking activities, and Vice-President of Corporate Finance and First Vice-President of Institutional Bond Sales for Stern Brothers & Company Investment Bankers. Mr. Wood received his B.S. degree in Public Administration/Business in 1975 from University of Missouri.

    THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT SHAREHOLDERS VOTE FOR ALL NINE (9) NOMINEES NAMED ABOVE.

    There is no family relationship between any of the directors and executive officers of the Company.

                   AFFILIATE TRANSACTIONS AND RELATIONSHIPS

     Robert D. Mowry's (Mowry) relationship, as an individual and/or companies in which he was or is an officer, began with the Company in 1989, when SYS purchased United Computer Systems, Inc. (UCSI) from Mowry. Subsequently, SYS financed certain computer programming and support services for North American Timeshare, Inc., which was owned by Mowry. About September 1994, Mowry paid off outstanding obligations to SYS amounting to about $98,000.

     In January 1995, the SEI asset loan which SYS had with its Bank and the proceeds from the SEI accounts receivable and claims were assumed, without recourse to the Company, by KRW Contracts & Financial Management, Inc. (KRW), an unrelated third party. SYS introduced Mowry to its Bank and, in April 1995, Big Canyon Investments, Inc. (BCI), a company owned by Mowry, consummated the purchase of the KRW loan from the Bank. SYS had previously contracted with the Bank to collect proceeds from these assets for the Bank on a cost reimbursable basis.

     In August 1995, Mowry (BCI) took over the direct financing and management of the collection work utilizing two SYS employees under a cost reimbursable basis. In September 1995, Mr. Werner, the former
President-Administration and Director of SYS, went to work as a consultant for Mowry and BCI. At the present time BCI owes approximately $80,000 to SYS for unpaid collection expenses.

     In October 1995, Mowry advanced funds to finance certain SYS trial expenses in return for possible future proceeds. These expenses by Mowry were guaranteed by SYS to the extent that SYS would in the future receive funds from SEI assets being collected by BCI. In August 1996, Mowry purchased KRW which had previously assumed the bank loan from SYS and to whom the SEI related assets and proceeds were pledged.

     Mr. L. Randolph Knapp is Chairman of UniPrise Systems, Inc., a company in which Mr. Mowry is Chief Executive Officer. Mr. Richard W. Wood is Vice-President of American Technology Investment, Inc., a company in which Mr. Mowry is President.

     During the year ended June 30, 1997 the Board of Directors granted stock purchase options to three key employees and three outside directors totaling 180,000 common shares, exercisable at $.05 per share. These purchase options contain certain buy-back provisions which become effective in the event of termination of employment or directorship. All of these purchase options have been exercised as follows:

     (i) On October 11, 1996 Michael W. Fink exercised his option to purchase 30,000 common shares; on October 12, 1996 Charles E. Vandeveer exercised his option to purchase 50,000 common shares and Larry W. Moe exercised his option to purchase 25,000 common shares.

     (ii) On May 8, 1997, outside directors W. Gerald Newmin, Zoltan A. Harasty (now a former outside director) and Robert E. Carroll each exercised their options to purchase 25,000 common shares each.

     On March 11, 1997 the Company authorized the conversion of Series B 9% Cumulative Convertible Callable Non-Voting Preference Stock to common stock, at the rate of two common shares for each preference share converted, including the following individuals: Lawrence L. Kavanau converted 4,243 preference shares for 8,486 common shares; Charles E.

Vandeveer converted 9,758 preference shares for 19,516 common shares; Larry
W. Moe converted 8,566 preference shares for 17,132 common shares; and Michael W. Fink converted 2,697 preference shares for 5,394 common shares.

     On April 15, 1997, Mr. Robert E. Carroll agreed to sell Mr. Robert D. Mowry 186,922 shares of Common stock from the Carroll Living Trust and 10,000 shares owned directly by Mr. Carroll. Mr. Carroll gave options to Mr. Mowry to purchase an additional 123,078 shares over a three year period. As part of the option agreement, Mr. Mowry was given irrevocable voting rights for the shares on which he has options.

     During the year ended June 30, 1997 the Board of Directors authorized non-qualified stock purchase options of 25,000 common shares each to outside directors Paul I. Anderson, Charles H. Werner and Robert D. Mowry, which may be exercised at $.31, $.09 and $.47 per share, respectively. Exercise of the Mowry and Werner options is subject to the approval of the Shareholders to increase the number of shares allocated under the 1997 SYS Incentive Stock Option and Restricted Stock Plan for non-employee directors and consultants by 250,000 shares. The remaining 25,000 shares currently issuable were allocated, subsequent to fiscal year end, to Mr. Anderson under a Non-Qualified Stock Option Agreement dated July 31, 1997.

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Pursuant to
Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Company's executive officers and directors are required to file with the SEC reports of ownership and changes in ownership of the Common Stock. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that, during Fiscal year 1997, its executive officers and directors complied with Section 16(a) requirements with the following exceptions: Robert E. Carroll was delinquent in filing three Form 4s disclosing three transactions; Charles E. Vandeveer was delinquent in filing two Form 4s disclosing three transactions; Charles H. Werner was delinquent in filing Form 5. Robert D. Mowry failed to file Form 5.

     Pursuant to the reporting requirements of Item 404(c) of Regulation S-K, as of June 30, 1997 Mr. Mowry (BCI/UniPrise) is indebted to the Company in the amount of approximately $80,000, and no other officer or director of the Company is indebted to the Company.

     The term of office for a director runs until the next annual meeting of shareholders and until a successor has been elected and qualified. The term of office for each executive officer runs until removal by the Board of Directors or election and qualification of his successors.

                      SELECTION OF INDEPENDENT AUDITORS

     Management recommends appointment of J.H. Cohn LLP as the Company's independent auditors for the Company's 1998 fiscal year (commencing July 1,
1997) and nominates that firm for selection at the 1997 Annual Meeting of
Shareholders.   A representatives of J.H. Cohn LLP is expected to be
present at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

   AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

     Management recommends approval of an Amendment to the Article Fifth of the Articles of Incorporation (the "Amendment") to increase the number of Common Shares (no par value) authorized for issuance by the Company from
6.0 million to 12.0 million Shares.

     If the Company's shareholders approve the proposed Amendment, the Company's Board of Directors will be authorized to issue up to 6.0 million additional Shares of the Company's Common Stock in excess of the 6.0 million currently authorized without the prior approval of the Company's shareholders, except as such approval is required pursuant to the regulations and requirements of governing entities.

     Since the Company's Articles of Incorporation do not grant existing shareholders any pre-emptive rights to purchase any additional Shares that the Company may issue, the issuance of any additional Shares will result in existing shareholders experiencing a reduction in their percentage ownership interest in the Company and, as a result, existing shareholders will thereby be less able to influence the course of the Company's affairs in connection with matters presented at any regular or special meetings of the Company's shareholders, in connection with the election of Directors, and otherwise.

     Finally, in the event that the Amendment is approved and the Company's Board of Directors utilizes the authority granted by the Amendment to issue additional Shares of the Company's Common Stock, there can be no assurance that any additional Share issuances can be completed at a price per Share that is equal to or exceeds the current book value per Share of the Company's Common Stock. In the event that the Company's Board of Directors issues additional Shares of the Common Stock at a price that is less than the current book value of the Company's Common Stock, the book value of the Shares of the Company's Common Stock currently outstanding will decrease.
A decline in the book value of the Company's Common Stock may adversely impact the market value of the Company's Common Stock with the result that current stockholders may experience a significant and sustained decline in the market price of the Common Stock they acquired prior to the issuance of any said additional Shares.

   AMENDMENT TO SYS 1997 INCENTIVE STOCK OPTION AND RESTRICTED STOCK PLAN

     Management recommends approval of an amendment to the SYS 1997 Incentive Stock Option and Restricted Stock Plan ("Plan") to increase the amount of common shares subject to the Plan for non-employee directors and consultants from 100,000 to a total of 350,000. Benefits and amounts are not currently determinable. The essential features of the Plan are as follows:

STATUS OF SHARES: The maximum number of shares which may be issued pursuant to the grant of incentive stock options and/or stock purchase rights is 300,000 common shares for employees of the Company and 100,000 for non-employee directors and consultants. These shares may be authorized, but unissued, or reacquired Common Stock. Under the Plan there are currently no shares issued and outstanding to employees, 75,000 shares issued and outstanding to directors, and 25,000 authorized but as yet unissued to a director. Exercise of an option in any manner shall result in a decrease in the number of shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of shares as to which the option is exercised.

ELIGIBILITY; ADMINISTRATION: Under the Plan, incentive stock options intended to qualify within the meaning of Section 422 of the Internal Revenue Code of 1986 may be granted only to employees; nonstatutory stock options and stock purchase rights may be granted to employees or consultants, and only nonstatutory stock options may be granted to directors. The Plan is administered by the Board of Directors which determines the terms of stock purchase rights and options granted, including exercise price, the number of shares subject to each option and the options' exercisability; decisions of the Administrator are final and binding. Incentive Stock Options may be granted only to Employees; Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants

EXERCISE PRICE; MARKET VALUE: The exercise price of incentive stock options and nonstatutory stock options must be at least equal to the fair market value on the date of grant.

EXERCISABILITY: Any option granted under the Plan shall be exercisable at such times and under such conditions as shall be determined by the Administrator. Options may not be transferred other than by the laws of descent or distribution, and each option may be exercised, during the lifetime of the optionee, only by the optionee. The Administrator may offer to buy out for a payment in cash or shares, an option previously granted, based on terms and conditions established by the Administrator and communicated at the time such offer is made.

STOCK PURCHASE RIGHTS: Stock purchase rights may be granted alone or in conjunction with other awards under the Plan or outside of the Plan. Offers must be made by the Administrator to the offeree in writing, containing all terms, conditions and restrictions of the offer, and shall allow not more than 30 days from the date of such offer for the offeree to accept or reject the offer. Stock Purchase Right agreements shall grant the Company a repurchase option, with the repurchase price equal to the original price paid by the purchaser.

AMENDMENT AND TERMINATION OF THE PLAN. The Administrator may at any time amend, alter, suspend or discontinue the Plan, but not without optionee or stock purchase rightholder consent. Any such amendment or termination of the Plan shall not effect options or stock purchase rights already granted, unless mutually agreed in writing by the optionee and the Company.

TAX INFORMATION REGARDING STOCK OPTIONS. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or at the time it is exercised, although exercise of the option may subject the optionee to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. (Different rules may apply upon a premature disposition by an optionee who is an officer, director or 10% shareholder of the Company.) Any additional gain or loss recognized on such a premature disposition of the shares will be characterized as capital gain or loss. If the Company grants an incentive stock option and as a result of the grant the optionee has the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under the Plan of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, then the excess shares must be treated as non-statutory options.

     An optionee who is granted a non-statutory stock option will also not recognize any taxable income upon the grant of the option. However, upon exercise of a non-statutory stock option, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized as ordinary income as described above, will be treated as capital gain or loss. The Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

                                   GENERAL

     The Board of Directors held fourteen scheduled meetings during the
fiscal year ended June 30, 1997:   July 17, 1996, August 20, 1996,
September 18, 1996, September 26, 1996 (telephonic), October 7, 1996 (telephonic), October 16, 1996, November 21, 1996, December 5, 1996 (telephonic), December 10, 1996, January 15, 1997, February 19, 1997, March 21, 1997, April 15, 1997, May 21, 1997, and June 18, 1997. A quorum was reached at each of these meetings.

                                 REMUNERATION

     The following is a table showing the remuneration paid by the Company during its fiscal year ended June 30, 1997 for services in all capacities to each officer, the sum of whose cash-equivalent forms of remuneration during such year exceeded $100,000, and the remuneration paid during each year to all officers as a group:

                           CASH AND CASH-EQUIVALENT
                            FORMS OF REMUNERATIONS


                                                                                                      AGGREGATE OF
NAME OF INDIVIDUAL OR                            SALARIES, FEES,         SECURITIES OF PROPERTY       CONTINGENT
 NUMBER OF PERSONS IN        CAPACITIES IN        COMMISSIONS             INSURANCE BENEFITS OR        FORMS OF
         GROUP                WHICH SERVED         & BONUSES                 REIMBURSEMENT            REMUNERATION
---------------------        -------------       ---------------         ----------------------       ------------
     Lawrence L.             Chief  Executive       $90,000.00              $6,000.00                      --
      Kavanau 1

     All Executive                                 $232,092.00             $20,500.00                      --
      Officers (4)
       as a Group

1 Lawrence L. Kavanau was the Company's Chief Executive Officer for Fiscal Year 1997; Robert D. Mowry assumed this position effective August 1, 1997.

     During Fiscal Year 1997, each Director of the Company (excluding full time executive officers) received a fee in the amount of $500.00 plus approved expenses per month. During the last year, the Board of Directors of the Company has been meeting on an average of once per month. Directors serve as chairmen or members of standing committees of the Board of Directors and may meet in these capacities at times other than those designated for meetings of the Board.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following information is furnished as of June 30, 1997 for each director, all directors and officers as a group, and each stockholder who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock:

                                                                  AMOUNT & NATURE
 TITLE OF      NAME & ADDRESS OF                                  OF BENEFICIAL                 PERCENT OF
 CLASS         BENEFICIAL OWNER                OFFICE, IF ANY     OWNERSHIP 1                    CLASS 2
 --------      -----------------               --------------     ---------------               ---------


Common Stock   Robert D. Mowry                 Chairman,          658,504 (Direct)               31.2%
Without Par    19 Cherry Hills Lane            CEO                320,000 (Indirectly, with
Value          Newport Beach, CA 92660                            Voting Rights, through
                                                                  American Technology
                                                                  Investments, Inc.) 3,4

               Lawrence L. Kavanau             CFO,               333,189 (Direct)               15.8%
               3320-140 Caminito East Bluff    Director           162,333 (As Trustee or
               La Jolla, CA  92037                                Executor, With Voting Rights)

               W. Gerald Newmin                Director,          271,679                         8.7%
               3223-18 Caminito East Bluff     Secretary
               La Jolla, CA  92037

               Charles H. Werner               Director           229,789                         7.3%
               P.O. Box 1966
               Rancho Santa Fe, CA  92067

               Charles E. Vandeveer            Director,          119,616                         3.8%
               8203 Tiara Drive                Vice President-
               Ventura, CA 93004               Operations

               Robert E. Carroll               Director           60,500 (as Trustee,             1.9%
               110 Painted Cliffs Dr.                             With Voting Rights) 4
               Sedona, AZ  86336

               Michael W. Fink                 Vice President,    35,494                          1.1%
               1150 Akron Street               Administration
               San Diego, CA 92106

               Paul I. Anderson                Director           0                               0.0%
               6418 Cayenne Lane
               La Costa, CA 92009

               All Directors and                                  2,191,104                      69.9%
               Officers as a Group 5



1 To the best knowledge of the Company, each of the beneficial owners listed herein has direct ownership of and sole voting power and sole investment power with respect to the shares of the Company's Common Stock, except as set forth herein.

2 As of June 30, 1997, a total of 3,133,418 shares of Common Stock of the Company were considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) for purposes of this Proxy Statement.

3 American Technology Investments, Inc. (ATI) , is an entity solely controlled by Mr. Mowry, and of which Mr. Mowry is the sole shareholder.

4 Robert E. Carroll granted to ATI, an option to purchase a total of 123,078 common shares over a three year period; at this time Mr. Carroll retains beneficial ownership to these shares, but has assigned all voting rights to ATI.

5 No officer or director is the holder of any shares of Preferred Stock or Series B Preference Stock.

                              EXECUTIVE OFFICERS

     The following table sets forth pertinent information concerning the persons who are the current executive officers (who are not Directors) of the Company.

NAME                       AGE                 CAPACITY
----                       ---                 --------
Michael W.  Fink           40                  Vice President - Administration

     Mr. Michael W. Fink is Vice President - Administration. Mr. Fink joined the Company in July of 1995. He is responsible for the administrative functions of the Company, including finance, accounting, human resources, contracts and other management areas. He was President of SANDAIRE before being hired by the Company. SANDAIRE is an engineering firm specializing in the aerospace industry. Mr. Fink received a Bachelor of Science degree in Business Administration (Accounting) from San Diego State University (SDSU). He has also attended Graduate School at SDSU where he studied mechanical engineering.

                            SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to present at the next Annual Shareholders Meeting for Fiscal Year 1998 must be received at the Company's office at 6363 Greenwich Drive, Suite 200, San Diego, California 92122, no later than July 1, 1998 in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                ANNUAL REPORT

     THE COMPANY'S 1997 ANNUAL REPORT FOR SHAREHOLDERS IS BEING MAILED HEREWITH. Upon written request to Shareholder Relations Department at
6363 Greenwich Drive, Suite 200, San Diego, CA 92122, and at no charge, a copy of the Company's annual report on Form 10-KSB, including the financial statements and the financial statement schedules, will be forwarded.

                                OTHER BUSINESS

     Management does not know of any other business to be presented at the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote therein according to their best judgement in the interest of the Company.

                                          By Order of the Board of Directors

                                          /s/ W. GERALD NEWMIN
                                             ------------------
San Diego, California                         W. Gerald Newmin
November 14, 1997                             Secretary

                                    PROXY


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                               JANUARY 8, 1998


     The undersigned hereby appoints L. Randolph Knapp and W. Gerald Newmin, or either of them, proxies of the undersigned, to vote and represent all shares of the Common Stock, without Par Value, registered in the name of the undersigned, at the 1997 ANNUAL MEETING OF SHAREHOLDERS OF SYS TO BE HELD AT 1:00 P.M. ON THURSDAY, JANUARY 8, 1998 AT THE LA JOLLA MARRIOTT, LOCATED AT 4240 LA JOLLA VILLAGE DRIVE, LA JOLLA, CALIFORNIA 92037.

     THE SHARES REPRESENTED BY THIS PROXY CAN BE VOTED AS MARKED BY THE SYS COMMON SHAREHOLDER OF RECORD ON OCTOBER 10, 1997, WHOSE PRINTED NAME AND SIGNATURE IS PLACED ON THE OPPOSITE SIDE. PLEASE MARK THE APPROPRIATE BOX.

Item 1.  Election of Directors

 [ ] FOR all nominees listed below            [ ] WITHHOLD AUTHORITY to vote
     (except as marked to the contrary below).    for all nominees listed below.

       Nominees:   Paul I. Anderson           W.  Gerald Newmin
                   Robert E. Carroll          Charles E. Vandeveer
                   Lawrence L. Kavanau        Charles H. Werner
                   L. Randolph Knapp          Richard W. Wood
                   Robert D.  Mowry

     To withhold authority for any individual nominee, write the nominee's name in the space provided:____________________________________________________


Item 2. Proposal to approve the appointment of J.H. Cohn LLP as the independent certified public accountants for the Corporation for its 1998 fiscal year.

          [ ]  FOR             [ ] AGAINST            [ ]  ABSTAIN


Item 3. Proposal to amend the Articles of Incorporation to increase the number of Common Shares authorized by the Company from 6.0 million to 12.0 million shares.

          [ ]  FOR             [ ] AGAINST            [ ]  ABSTAIN



              (NOTE: PROPOSALS CONTINUE ON THE REVERSE OF THIS PAGE)

Item 4. Proposal to amend the SYS 1997 Incentive Stock Option and Restricted Stock Plan to increase the number of Common Shares subject to the Plan for issuance to non-employee directors from 100,000 to 350,000 Common Shares.

          [ ]  FOR             [ ] AGAINST            [ ]  ABSTAIN


Item 5. Other Matters: In their discretion, on any other business which may properly come before the meeting.


IF CUMULATIVE VOTING FOR DIRECTORS IS REQUESTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES. IF NO INDICATION IS MADE
ABOVE ON HOW YOU DESIRE YOUR SHARES TO BE VOTED, THE PROXY HOLDER WILL HAVE COMPLETE DISCRETION IN VOTING YOUR SHARES.


IN WITNESS WHEREOF, the undersigned has signed this proxy on ___________, 1997.
                                                           (month and day)

The undersigned [ ] PLANS [ ] DOES NOT PLAN to attend the meeting. Shareholders who are present at the meeting may withdraw their proxy by contacting the Secretary in order to vote in person if they so desire.


__________________________________         __________________________________
(Print Name)                               (Signature)


__________________________________         __________________________________
(Print Name)                               (Signature)


NOTE: PLEASE DATE THE PROXY AND SIGN YOUR NAME AS IT APPEARS ON THE LABEL. If shares are registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporation officers should show their full titles.

                   PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY